Exhibit 99.1

Peridot Announces Effectiveness of Registration

Statement and Extraordinary General Meeting Date for

Proposed Business Combination with Li-Cycle

•	Extraordinary General Meeting of Peridot’s shareholders to approve the proposed business combination with Li-Cycle to be held on August 5, 2021.

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Peridot’s shareholders as of May 27, 2021 are encouraged to submit their votes promptly. Shareholders with questions on how to vote should contact Morrow Sodali LLC at PDAC.info@investor.morrowsodali.com.

Houston, Texas and Toronto, Ontario – July 15, 2021 – Peridot Acquisition Corp. (“Peridot”) (NYSE: PDAC) announced today that the U.S. Securities and Exchange Commission (the “SEC”) has declared effective the Registration Statement on Form F-4 (as amended, the “Registration Statement”), filed by Li-Cycle Holdings Corp. (“Newco”) in connection with the previously announced proposed business combination between Peridot and Li-Cycle Corp. (“Li-Cycle”).

An extraordinary general meeting of Peridot shareholders to approve, among other things, the proposed business combination will be held in virtual format and physically at 2229 San Felipe Street, Suite 1450, Houston, Texas 77019 on August 5, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). Peridot strongly recommends that shareholders attend the meeting virtually. In order to attend the meeting virtually, shareholders must pre-register at https://www.cstproxy.com/peridotspac/sm2021. Peridot has filed with the SEC a definitive proxy statement/prospectus relating to the extraordinary general meeting and expects to commence mailing to its shareholders of record as of the close of business on May 27, 2021 (the “Record Date”) on or about July 15, 2021.

“We are thrilled to reach this milestone in the transaction process, and with the approval from Peridot shareholders, look forward to completing the proposed business combination with Li-Cycle as the company scales its technology and transforms the lithium-ion battery supply chain,” said Alan Levande, Chairman and Chief Executive Officer of Peridot.

Ajay Kochhar, Co-Founder and Chief Executive Officer of Li-Cycle, added, “Our mission is to solve the global battery manufacturing scrap and end-of-life battery problem and simultaneously create a secondary supply of critical battery metals, while also ensuring a sustainable future for our planet. We have made significant commercial progress since announcing the transaction with Peridot: we partnered with Ultium, LLC, a joint venture of General Motors and LG Energy Solutions, to recycle up to 100% of the scrap generated by battery cell manufacturing at Ultium’s Lordstown, Ohio megafactory; we announced our next Spoke facility in the Phoenix, Arizona area, which when complete will be capable of processing up to 10,000 tonnes of end-of-life batteries and battery manufacturing scrap per year; and we further bolstered our technological moat, with the USPTO granting us two utility patents. The completion of the business combination with Peridot will enable Li-Cycle to capitalize on significant growth opportunities, expand globally, and continue to advance our patented Spoke & Hub Technologies™.”

Peridot Shareholder Vote

Shareholders who own shares of Peridot as of the Record Date should submit their vote promptly and no later than 11:59 p.m. Eastern Time on August 4, 2021. Peridot shareholders who need assistance in completing the proxy card, need additional copies of the proxy materials, or have questions regarding the extraordinary general meeting may contact Peridot’s proxy solicitor, Morrow Sodali LLC, by telephone toll-free at (800) 662-5200 or (203) 658-9400 or by email at PDAC.info@investor.morrowsodali.com.

The proxy statement/prospectus is also available online at http://www.cstproxy.com/peridotspac/sm2021, as well as www.sec.gov. Peridot shareholders are encouraged to read the definitive proxy statement/prospectus as it contains important information about the proposed transaction and the proposals to be voted on at the extraordinary general meeting. The proposed business combination is expected to close on or about August 10, 2021, subject to receipt of Peridot shareholder approval and satisfaction of other customary closing conditions identified in the business combination agreement.

Following completion of the proposed business combination, Li-Cycle will retain its experienced management team. Ajay Kochhar will continue to serve as Co-Founder and CEO and Tim Johnston will continue to serve as Co-Founder and Executive Chairman. Alan Levande, Chairman and CEO of Peridot, and Scott Prochazka, Peridot director and former President and CEO of CenterPoint Energy, will join Ajay Kochhar, Tim Johnston, Mark Wellings, Rick Findlay and Anthony Tse on Li-Cycle’s board of directors.

ABOUT LI-CYCLE CORP.

Li-Cycle is on a mission to leverage its innovative Spoke & Hub Technologies™ to provide a customer-centric, end-of-life solution for lithium-ion batteries, while creating a secondary supply of critical battery materials. Lithium-ion rechargeable batteries are increasingly powering our world in automotive, energy storage, consumer electronics, and other industrial and household applications. The world needs improved technology and supply chain innovations to better manage battery manufacturing waste and end-of-life batteries and to meet the rapidly growing demand for critical and scarce battery-grade raw materials through a closed-loop solution. For more information, visit https://li-cycle.com/.

ABOUT PERIDOT ACQUISITION CORP.

Peridot is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Peridot’s sponsor is an affiliate of Carnelian Energy Capital Management, L.P., an investment firm that focuses on opportunities in the North American energy space in partnership with best-in-class management teams. For more information, please visit https://peridotspac.com/.

CONTACTS

Investor Relations: investors@li-cycle.com

Press: media@li-cycle.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed business combination involving Li-Cycle and Peridot (the “Proposed Transaction”), Li-Cycle Holdings Corp. (“Newco”) has prepared and filed with the SEC a registration statement on Form F-4 that includes both a definitive prospectus of Newco and a definitive proxy statement of Peridot (the “Proxy Statement/Prospectus”). Peridot has mailed the Proxy Statement/Prospectus to its shareholders on or about July 15, 2021. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents Peridot or Newco has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED BY PERIDOT OR NEWCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by Peridot or Newco through the website maintained by the SEC at www.sec.gov.

Investors and securityholders will also be able to obtain free copies of the documents filed by Peridot and/or Newco with the SEC on Peridot’s website at www.peridotspac.com or by emailing investors@li-cycle.com.

PARTICIPANTS IN THE SOLICITATION

Li-Cycle, Peridot, Newco, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy Statement/Prospectus. Information regarding the directors and executive officers of Peridot is contained in Peridot’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021 and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Peridot or Newco or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this communication may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction involving Li-Cycle and Peridot and the ability to consummate the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely”, “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain shareholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott Rodino Antitrust Improvements Act; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Li-Cycle and Peridot to consummate the proposed transaction; (iii) the possibility that other anticipated benefits of the proposed transaction will not be realized, and the anticipated tax treatment of the combination; (iv) the occurrence of any event that could give rise to termination of the proposed transaction; (v) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) changes in general economic and/or industry specific conditions; (vii) possible disruptions from the proposed transaction that could harm Li-Cycle’s business; (viii) the ability of Li-Cycle to retain, attract and hire key personnel; (ix) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Li-Cycle’s financial performance; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and any epidemic, pandemic or disease outbreak (including COVID-19), as well as management’s response to any of the aforementioned factors; and (xiii) other risk factors as detailed from time to time in Peridot’s reports filed with the SEC, including Peridot’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Neither Li-Cycle nor Peridot can give any assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, neither Li-Cycle nor Peridot undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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